Exhibit 99.1

PRESS RELEASE
September 29, 2004

ConocoPhillips and LUKOIL Form Strategic Alliance;
ConocoPhillips to Become Equity Investor in LUKOIL

MOSCOW and HOUSTON, Sept. 29, 2004 — ConocoPhillips [NYSE:COP] and LUKOIL [LSE:LKOD] jointly announced today in Moscow, Russia, their agreement to form a broad-based strategic alliance in which ConocoPhillips will become a strategic equity investor in LUKOIL. The two major integrated oil and gas companies also announced the creation of a joint venture to develop resources in the northern part of Russia’s Timan-Pechora oil and gas province and their intention to jointly seek the right to develop the giant West Qurna oil field in Iraq.

Equity Transaction

ConocoPhillips is announcing today that one of its affiliates was the successful bidder in an auction for 7.59 percent of LUKOIL’s authorized and issued ordinary shares held by the Russian government for a price of $1.988 billion, or $30.76 per share. ConocoPhillips intends to initiate a tender offer outside the U.S. to non-U.S. LUKOIL shareholders for up to an additional 2.4 percent of LUKOIL’s equity capital in the open market at a price of up to $30.76 per share upon receipt of U.S. Federal Trade Commission clearance for the equity investment in LUKOIL. ConocoPhillips will have proportional board membership including one initial director on the LUKOIL board. In addition, LUKOIL and ConocoPhillips have agreed that ConocoPhillips may increase its total ownership stake in LUKOIL up to an aggregate total ownership interest of 20 percent. These, and other governance issues described below, are the subject of a comprehensive Shareholder Agreement between LUKOIL and ConocoPhillips. ConocoPhillips is assuming it will report this investment in its financial statements using the equity method of accounting.

Governance

LUKOIL and ConocoPhillips have entered into a Shareholder Agreement that will govern ConocoPhillips’ equity investment in LUKOIL. Under the Shareholder Agreement, LUKOIL will propose for shareholder approval amendments to its corporate charter that will require unanimous board consent for certain key decisions. The Shareholder Agreement limits ConocoPhillips’ ownership in LUKOIL to 20 percent and also limits ConocoPhillips’ ability to sell LUKOIL shares for a period of four years.

ConocoPhillips and LUKOIL Form Strategic Alliance;
ConocoPhillips to Become Equity Investor in LUKOIL

LUKOIL and ConocoPhillips plan to commence a comprehensive exchange of management in corporate and operating areas beginning in early 2005.

Upstream Partnership in Russia

LUKOIL and ConocoPhillips also are announcing the creation of a joint venture (JV) with respective interests of 70 percent and 30 percent that will allow ConocoPhillips to partner in the development of LUKOIL’s reserves in the northern Timan-Pechora area (north of European Russia). Under the terms of the joint-venture agreement, ConocoPhillips will pay to LUKOIL an acquisition price consisting of more than $370 million for a 30 percent interest in the JV oil and gas resources, together with an additional payment for its 30 percent share of working capital and its 30% share of LUKOIL’s capital investments in the JV fields from January 1, 2004. The precise amount of the acquisition price will be established at closing. The joint venture will be governed 50/50 by LUKOIL and ConocoPhillips, and is expected to be producing and marketing approximately 200,000 barrels per day (BPD) of oil by 2008.

Production from the joint-venture fields will be transported via pipeline to LUKOIL’s existing terminal at Varandey Bay on the Barents Sea and then shipped via tanker to international markets. LUKOIL will expand the terminal to 240,000 BPD capacity by 2007 with ConocoPhillips participating in the design and financing of the terminal.

Partnership in Iraq

LUKOIL and ConocoPhillips will cooperate with the Iraqi government to confirm the validity of LUKOIL’s rights under its production sharing agreement (PSA) relating to the West Qurna field in Iraq. Subject to confirmation of those rights, and subject to obtaining all required consents of governmental authorities and the parties to the contract, LUKOIL and ConocoPhillips expect to enter into further agreements regarding the assignment by LUKOIL to ConocoPhillips of a 17.5 percent interest in the PSA.

Strategic Rationale

The transaction represents a strategic step for both companies, has the strong support of both the Russian and U.S. governments, and furthers bilateral energy development between the countries, including the potential supply of Russian crude oil and natural gas to U.S. markets.

For LUKOIL, the alliance is an affirmation of its status as Russia’s leading international oil and gas company, and a global energy player. Additionally, LUKOIL will benefit from:

•	management experience in the international energy business from a trusted long-term partner,

•	accelerated growth and improved efficiencies through exposure to global best practices and technology and involvement of the best human resources,

ConocoPhillips and LUKOIL Form Strategic Alliance;
ConocoPhillips to Become Equity Investor in LUKOIL

•	increased resources for accelerated development of greenfield projects, both in Russia and internationally, and

•	growth in LUKOIL’s net income and shareholder value through efficiencies and other benefits of this partnership.

     ConocoPhillips will gain further exposure to Russia’s vast resource potential, where LUKOIL has leading positions in reserves and production. ConocoPhillips also will benefit from:

•	an expected meaningful increase in its oil and gas reserves at an attractive cost, as well as access to possible substantial future reserve additions,

•	experience in cost-efficient development of Russian reserves and associated best practices,

•	a direct participation in world-class oil projects in the northern Timan-Pechora region, and an opportunity to potentially participate in the development of the West Qurna field in Iraq, as well as opportunities to leverage production knowledge and technology to improve the operations in both projects, and

•	added shareholder value through additional earnings. The investment is expected to be accretive to ConocoPhillips’ 2005 earnings per share, based on First Call consensus estimates.

This transaction is compatible with ConocoPhillips’ strategic and financial plans. It does not affect spending on any of ConocoPhillips’ previously announced or planned capital projects.

LUKOIL’s Board of Directors approved the key terms of the strategic alliance with ConocoPhillips as one of the strategic priorities of LUKOIL.

“This investment is consistent with our Exploration & Production strategy of increasing reserves and production growth in new legacy areas at attractive costs,” said Jim Mulva, ConocoPhillips President and Chief Executive Officer. “ConocoPhillips has a long and rich history of successfully doing business in Russia and the Caspian region. LUKOIL has a well-deserved reputation as the leading international oil and gas company in Russia, and we are looking forward to contributing to and sharing in their future success.”

“The new partnership with ConocoPhillips represents an exceptional opportunity to combine the talents and resources of two great companies for the mutual benefit of the shareholders of both enterprises. ConocoPhillips’ investment in LUKOIL and LUKOIL’s assets shows the confidence that ConocoPhillips’ management places in the continuing growth of investment attractiveness of Russia and the Russian energy industry, and opens new opportunities for high-quality growth of LUKOIL,” said Vagit Alekperov, LUKOIL President.

Credit Suisse First Boston (CSFB) and Citigroup Global Markets Inc. acted as financial advisors to ConocoPhillips on the transaction. CSFB is conducting ConocoPhillips’

ConocoPhillips and LUKOIL Form Strategic Alliance;
ConocoPhillips to Become Equity Investor in LUKOIL

planned tender offer for LUKOIL shares. Compass Advisers, L.L.P. acted as financial advisor to LUKOIL on the transaction.

Akin Gump Strauss Hauer & Feld LLP acted as legal advisor to LUKOIL on the transaction, while ConocoPhillips was represented by Freshfields Bruckhaus Deringer and Wachtell, Lipton, Rosen and Katz.

ConocoPhillips’ senior executives will join LUKOIL’s senior executives at their previously announced press conference at LUKOIL’s Moscow offices at 4 p.m. today. See LUKOIL’s Web site at www.lukoil.com for details of this press conference, as well as presentation files and broadcast access instruction.

In addition, a meeting with LUKOIL and ConocoPhillips executives for securities analysts and investors is scheduled for Thursday, Sept. 30, 2004, at 2:30 p.m. at the St. Regis Hotel in New York City. A webcast of this meeting, along with an investor supplement and conference call details, will be provided on ConocoPhillips’ investor Web site, www.conocophillips.com/investor.

ConocoPhillips is an integrated oil company with interests around the world. For more information, go to www.conocophillips.com.

LUKOIL is an integrated oil and gas company active in Russia and nearly 30 other countries. The company’s main activities are oil and gas exploration and production, and production and sale of petroleum products. For more information, go to www.lukoil.com.

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CONTACTS (ConocoPhillips):

Sam Falcona (News media)	+1 281-293-5966
Kristi DesJarlais (News media)	+1 281-293-4595
Clayton Reasor (investors)	+1 212-207-1996

CONTACTS (LUKOIL):

Kirill Kleymenov (News media)	+7 095-927-4560
Gennady Krasovsky (investors)	+7 095-933-9526

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS
OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

ConocoPhillips and LUKOIL Form Strategic Alliance;
ConocoPhillips to Become Equity Investor in LUKOIL

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that contain projections about revenues, income, earnings and other financial items, plans and objectives for the future, future economic performance, or other projections or estimates about assumptions relating to these types of statements. These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements are based on our respective managements’ expectations, estimates and projections about ConocoPhillips, LUKOIL and the petroleum industry in general on the date this statement was released. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Economic, business, competitive and regulatory factors that may affect the petroleum industry, including ConocoPhillips’ business in particular, are generally as set forth in ConocoPhillips’ filings with the United States Securities and Exchange Commission (SEC). Neither ConocoPhillips nor LUKOIL is under any obligation (and each expressly disclaims any such obligation) to update or alter any forward-looking statements whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors - The U.S. Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. ConocoPhillips uses certain terms in this press release such as “Society of Petroleum Engineers (SPE) reserves” that the SEC’s guidelines strictly prohibit including in filings with the SEC. U.S. investors are urged to consider closely the oil and gas disclosures in ConocoPhillips’ Form 10-K for the year ended Dec. 31, 2003.

No invitation to engage in investment activity

This press release is for informational purposes only and is not, and is not intended to be, a communication of an invitation or inducement to engage in investment activity (as determined in accordance with the United Kingdom Financial Services and Markets Act 2000).